Vertex Energy, Inc. 8-K

 Exhibit 99.1

VERTEX ENERGY ANNOUNCES COMMENCEMENT OF CONSTRUCTION FOR PROCESSING & STORAGE EXPANSION IN LOUISIANA

HOUSTON, TX., March 30, 2021 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex Energy” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today announced that it has commenced construction on a new facility designed to recover distressed hydrocarbon streams (the “Riverside Facility” or the “facility”) from tankage and barges. The facility is located adjacent to the newly revitalized Myrtle Grove complex in Belle Chasse, Louisiana, currently operated by Vertex Energy’s recently launched H&H Oil Recovery Services division.

The new facility, which is expected to be completed by the end of the second quarter 2021, will supply the Myrtle Grove complex with a local, continuous supply of cost-advantaged, distressed product streams for use as feedstock. This feedstock supply will be reclaimed and recycled at Myrtle Grove, resulting in the yield of a higher-value intermediate stream that the Company will then utilize across refining assets, and sell to other end-markets.

RIVERSIDE FACILITY OVERVIEW

•	The Riverside facility has an estimated construction cost of approximately $1.2 million. The Company expects that, upon completion, the facility has the potential to reduce current transportation and logistics expenses of the Company by at least $0.5 million annually.
•	The facility will be equipped to both ship and receive feedstock through truck and barge, allowing for significant optionality and transportation efficiencies.
•	The site will include 30,000 barrels of compartmentalized tankage capacity and specialized process units designed to pre-process distressed hydrocarbon streams.
•	By year-end 2022, the oil reclamation and recycling operations at Myrtle Grove are expected to process more than 7 million gallons of residual oil annually. The Company is currently targeting $3 million of annualized incremental EBITDA improvement at Myrtle Grove by year-end 2022.

“The Riverside facility is expected to provide our Myrtle Grove complex with extensive, direct-to-marine gathering and storage capabilities, beginning in the third quarter 2021,” stated Benjamin P. Cowart, President and CEO of Vertex who further stated, “Vertex remains a leading participant in the global low-carbon energy transition, a company dedicated to creating value through high-return investments that yield long-term benefits for all stakeholders. We look forward to expanding our presence within the renewable energy vertical, both on an organic and inorganic basis, pursuing opportunities that position us to generate consistent profitability in the niche markets we serve.”

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest used oil refiners in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Columbus (OH). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with river and rail access, large waste water treatment facility access and other infrastructure assets that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III Base Oils to the lubricant manufacturing industry throughout North America. For more information on Vertex Energy visit, www.VertexEnergy.com. To learn more about H&H Oil Recovery Services, visit www.HHOilRecovery.com

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FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors include, but are not limited to, the timeline for construction and cost estimate of the facility described above, the anticipated benefits to the Company of the facility and the planned size and infrastructure associated therewith, risks associated with our outstanding credit facilities, including amounts owed, restrictive covenants, security interests thereon and our ability to repay such facilities and amounts due thereon when due; risks associated with our outstanding preferred stock, including redemption obligations in connection therewith, restrictive covenants and our ability to redeem such securities when required pursuant to the terms of such securities and applicable law; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; our ability to maintain our relationships with KMTEX and Bunker One (USA), Inc.; the impact of competitive services and products; our ability to integrate acquisitions; our ability to complete future acquisitions; our ability to maintain insurance; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive, including IMO 2020; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally; risk of increased regulation of our operations and products; negative publicity and public opposition to our operations; disruptions in the infrastructure that we and our partners rely on; an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms; our ability to effectively integrate acquired assets, companies, employees or businesses; liabilities associated with acquired companies, assets or businesses; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; certain events of default which have occurred under our debt facilities and previously been waived; prohibitions on borrowing and other covenants of our debt facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, potential downturns in the U.S. and global economies due to COVID-19 and the efforts to stop the spread of the virus, and COVID-19 in general; the lack of capital available on acceptable terms to finance our continued growth; and other risk factors included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. These reports are available at www.sec.gov. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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